Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Cineverse Corp. on Form S-8 to be filed on or about April 11, 2025 of our report dated July 1, 2024, on our audits of the financial statements as of March 31, 2024 and 2023 and for each of the years then ended, which report was included in the Annual Report on Form 10-K filed on July 1, 2024.

/s/ EisnerAmper LLP

EISNERAMPER LLP

Iselin, New Jersey

April 11, 2025